Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

AST SpaceMobile, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457	(c)	10,445,200	$8.31	$86,799,612	0.0001476	$12,811.62
	Total Offering Amounts						$86,799,612		$12,811.62
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$12,811.62

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A Common Stock offered hereby also include an indeterminate number of additional shares of Class A Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share of Class A Common Stock registered hereunder is based on the average of the high and low prices of the Class A Common Stock as reported on The Nasdaq Global Select Market on June 4, 2024, which date is a date within five business days prior to the filing of this registration statement.